Exhibit 21.1

Subsidiaries of the Registrant

Systems Research and Applications Corporation, a corporation organized under the laws of the Commonwealth of Virginia

SRA Ventures, LLC, a limited liability company organized under the laws of the State of Delaware

The Orion Center for Counterterrorism, Counterintelligence, and Law Enforcement, a wholly owned subsidiary of Systems Research and Applications Corporation and a corporation organized under the laws of the State of California

Touchstone Consulting Group, Inc., a wholly owned subsidiary of Systems Research and Applications Corporation and a corporation organized under the laws of the Commonwealth of Virginia

Galaxy Scientific Corp., a wholly owned subsidiary of Systems Research and Applications Corporation and a corporation organized under the laws of the State of New Jersey

Spectrum Solutions Group, Inc., a wholly owned subsidiary of Systems Research and Applications Corporation and a corporation organized under the laws of the State of Maryland

RABA Technologies, LLC, a wholly owned subsidiary of Systems Research and Applications Corporation and a limited liability company organized under the laws of the State of Maryland

Orion Security Solutions, LLC, a wholly owned subsidiary of The Orion Center for Counterterrorism, Counterintelligence, and Law Enforcement and a limited liability company organized under the laws of the State of Delaware

SRA Defense Solutions, LLC, a wholly owned subsidiary of Systems Research and Applications Corporation and a limited liability company organized under the laws of the State of Delaware

Constella Group, LLC, a wholly owned subsidiary of Systems Research and Applications Corporation and a limited liability company organized under the laws of the State of North Carolina

Constella Futures Holding, LLC, a wholly owned subsidiary of Constella Group, LLC and a limited liability company organized under the laws of the State of Delaware

Constella Futures International, LLC, a wholly owned subsidiary of Constella Futures Holding, LLC and a limited liability company organized under the laws of the State of Delaware

Constella Futures, Ltd., a wholly owned subsidiary of Constella Futures Holding, LLC and a limited company organized under the laws of the United Kingdom

Constella Futures India, Pvt., Ltd., a wholly owned subsidiary of Constella Futures Holding, LLC and a limited company organized under the laws of India

Constella Futures Nigeria, Ltd., a wholly owned subsidiary of Constella Futures Holding, LLC and a company organized under the laws of Nigeria

Constella Futures South Africa (Proprietary) Limited, a wholly owned subsidiary of Constella Futures, Ltd. and a limited company organized under the laws of South Africa

Constella Group Product Development, LLC, a wholly owned subsidiary of Constella Group, LLC and a limited liability company organized under the laws of the State of North Carolina

Constella Group Holding, Ltd., a wholly owned subsidiary of Constella Group Product Development, LLC and a limited company organized under the laws of the United Kingdom

Constella Group, Ltd., a wholly owned subsidiary of Constella Group Holding, Ltd. and a limited company organized under the laws of the United Kingdom

Constella Group, SARL, a wholly owned subsidiary of Constella Group Holding, Ltd. and a company organized under the laws of France

Constella Group, GmbH, a wholly owned subsidiary of Constella Group Holding, Ltd. and a company organized under the laws of Germany

Constella Group, PTY, Ltd., a wholly owned subsidiary of Constella Group Holding, Ltd. and a company organized under the laws of Australia

Constella Group, d.o.o, a wholly owned subsidiary of Constella Group Holding, Ltd. and a company organized under the laws of Croatia

Interface and Control Systems, Inc., a wholly owned subsidiary of Systems Research and Applications Corporation and a corporation organized under the laws of Florida

Era Systems Corporation, a wholly owned subsidiary of Systems Research and Applications Corporation and a corporation organized under the laws of Delaware

Rannoch CZ s.r.o., wholly owned by Era Systems Corporation and a limited liability entity organized under the laws of the Czech Republic

M/S ERA a.s., wholly owned by Rannoch CZ s.r.o and a limited liability entity organized under the laws of the Czech Republic